                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-12

                                SEALED AIR CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.

           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

[LOGO]

Sealed Air Corporation
Park 80 East/Saddle Brook, New Jersey 07663-5291

                                          April 3, 2001

Dear Fellow Stockholder:

    You are cordially invited to attend the Annual Meeting of the Stockholders of Sealed Air Corporation scheduled to be held on Friday, May 18, 2001 at 10:00 a.m., local time, at the Saddle Brook Marriott, Garden State Parkway at I-80, Saddle Brook, New Jersey 07663-5894. Your Board of Directors and senior management look forward to greeting you personally at the meeting.

    At this meeting, you will be asked to elect the entire Board of Directors of the Company and to ratify the selection of KPMG LLP as the Company's auditors for 2001. These proposals are important, and we urge you to vote in favor of them.

    Regardless of the number of shares of Common Stock or Preferred Stock you own, it is important that they be represented and voted at the meeting. Stockholders of record can vote via the Internet, telephone or mail. Instructions for voting via the Internet and telephone are set forth in the attached Proxy Statement and on your proxy card. You may also vote your shares by signing, dating and mailing the enclosed proxy in the return envelope provided. Your prompt cooperation is appreciated.

    On behalf of your Board of Directors, we thank you for your continued support.

                                          Sincerely,

                                          /s/ William V. Hickey

                                          WILLIAM V. HICKEY
                                          President and
                                          Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 2001

                                 --------------

    The Annual Meeting of Stockholders of Sealed Air Corporation, a Delaware corporation (the "Company"), will be held on May 18, 2001 at 10:00 a.m., local time, at the Saddle Brook Marriott, Garden State Parkway at I-80, Saddle Brook, New Jersey 07663-5894, for the following purposes:

    1.  To elect the entire Board of Directors of the Company;

    2. To ratify the appointment of KPMG LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001; and

    3. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on March 21, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

    A copy of the Company's 2000 Annual Report to Stockholders has been sent or made available to all stockholders of record. Additional copies are available upon request.

    The Company invites you to attend the meeting so that management can review the past year with you, listen to your suggestions, and answer any questions you may have. In any event, because it is important that as many stockholders as possible be represented at the meeting, please review the attached Proxy Statement promptly and then vote via the Internet or telephone by following the instructions for voting set forth on the attached Proxy Statement and on your proxy card, or complete and return the enclosed proxy in the accompanying post-paid, addressed envelope. If you attend the meeting, you may vote your shares personally even though you have previously voted.

    The voting securities of the Company are the outstanding shares of its common stock, par value $0.10 per share, and its Series A convertible preferred stock, par value $0.10 per share. A list of the stockholders of record will be kept at the Company's principal office at Park 80 East, Saddle Brook, New Jersey 07663-5291 for a period of ten days prior to the Annual Meeting.

                                            By Order of the Board of Directors
                                                    H. KATHERINE WHITE
                                                        SECRETARY

Saddle Brook, New Jersey
April 3, 2001

                                    CONTENTS

                                                                PAGE
                                                              --------
General Information.........................................      1

Voting Procedures...........................................      1

Voting Securities...........................................      3

Section 16(a) Beneficial Ownership Reporting Compliance.....      5

Election of Directors.......................................      6

  Information Concerning Nominees...........................      6

Meetings and Committees of the Board of Directors...........      7

  Compensation Committee Interlocks and Insider
    Participation...........................................      8

Directors' Compensation.....................................      9

Executive Compensation......................................     10

  Summary Compensation Table................................     10

  Report of the Company's Organization and Compensation
    Committee on Executive Compensation.....................     12

Common Stock Performance Comparisons........................     16

Selection of Auditors.......................................     16

Principal Independent Accountant Fees.......................     17

Report of the Company's Audit Committee.....................     17

Stockholder Proposals for the 2002 Annual Meeting...........     18

Other Matters...............................................     18

Annex A--Audit Committee Charter............................    A-1

                             SEALED AIR CORPORATION
                                  PARK 80 EAST
                      SADDLE BROOK, NEW JERSEY 07663-5291

                            ------------------------

                                PROXY STATEMENT
                              DATED APRIL 3, 2001

                            ------------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2001

                            ------------------------

                              GENERAL INFORMATION

    This Proxy Statement is being furnished to the holders of the Common Stock and Preferred Stock (as defined below) of Sealed Air Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Saddle Brook Marriott, Garden State Parkway at I-80, Saddle Brook, New Jersey 07663-5894 at 10:00 a.m., local time, on May 18, 2001, and at any adjournments thereof. The enclosed proxy is being solicited by the Board of Directors of the Company. This Proxy Statement and the enclosed proxy are first being mailed to stockholders and being made available electronically via the Internet on or about April 3, 2001.

                               VOTING PROCEDURES

    Your vote is very important. Stockholders of record may vote via the Internet, telephone or mail. A web site address and toll free telephone number are included on the proxy card. If you choose to vote by mail, a postage-paid envelope is provided. For your reference, voting via the Internet is the least expensive to the Company, followed by telephone voting, with voting by mail being the most expensive. Also, you may save the Company the expense of a second mailing if you vote promptly.

VOTING VIA THE INTERNET

    Stockholders of record may vote via the Internet as instructed on the proxy card. Internet voting is available 24 hours a day. You will be given the opportunity to confirm that your instructions have been properly recorded. Our Internet voting procedures are designed to authenticate stockholders by using the individual control numbers provided on each proxy card. If you vote via the Internet, you do not need to return your proxy card. Please see the proxy card for specific instructions.

VOTING BY TELEPHONE

    Stockholders of record may also vote by using the toll-free number listed on the proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders by using the individual control numbers provided on each proxy card. If you vote by telephone, you do not need to return your proxy card. Please see the proxy card for specific instructions.

VOTING BY MAIL

    If you choose to vote by mail, simply mark your proxy card, sign and date it, and return it in the postage-paid envelope provided. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

IF YOU WISH TO REVOKE YOUR PROXY

    Whichever method you use to vote, you may later revoke your proxy at any time before it is exercised by: (i) voting via the Internet or telephone at a later time; (ii) submitting a properly signed proxy with a later date; or
(iii) voting in person at the Annual Meeting.

VOTING AT THE ANNUAL MEETING

    The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Any stockholder of record may vote in person at the Annual Meeting whether or not he or she has previously voted. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a written proxy, executed in your favor, from such person or firm to be able to vote at the meeting. If you hold shares in the Company's Profit-Sharing Plan or the Company's Thrift and Tax-Deferred Savings Plan, you cannot vote those shares in person at the Annual Meeting (see "Voting by Plan Participants" below).

    All shares that have been properly voted, and all proxies that have not been revoked, will be treated as being present for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted at the Annual Meeting.

VOTING ON OTHER MATTERS

    If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the proxy will have the discretion to vote on those matters for you. The Company does not know of any such matters to be presented for consideration at the Annual Meeting.

VOTING POLICIES

    Regardless of the method by which you vote, if you specify the manner in which your shares are to be voted on a matter, the shares represented by your proxy will be voted in accordance with your specification. If you do not make such a voting specification, your shares will be voted in the manner recommended by the Board of Directors as shown in this Proxy Statement and on the proxy.

    Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from their customers who are the beneficial owners of such shares. The Company understands that, unless instructed to the contrary by the beneficial owners of shares held in street name, brokers may exercise such authority to vote on the election of directors and the ratification of the appointment of the Company's auditors. Proxies that are voted to abstain (including any proxies containing broker non-votes) on any matter to be acted upon by the stockholders will be treated as present at the meeting for the purpose of determining a quorum. Abstentions, but not broker non-votes, will be counted as votes cast on such matters.

VOTING BY PLAN PARTICIPANTS

    For each participant in the Company's Profit-Sharing Plan, the proxy also serves as a voting instruction card permitting the participant to provide voting instructions to Fidelity Management Trust Company ("Fidelity"), trustee for the Profit-Sharing Plan, for the shares of Common Stock allocated to his or her account in such Plan. For each participant in the Company's Thrift and Tax-Deferred Savings Plan, the proxy also serves as a voting instruction card permitting the participant to provide voting instructions to Fidelity, trustee for the Thrift and Tax-Deferred Savings Plan, for the shares of Common Stock and Preferred Stock allocated to his or her account in such Plan. Internet and telephone voting are also available to Plan participants. Fidelity will vote such allocated shares in each Plan as directed by each participant who provides voting instructions to it on or before May 14, 2001. The terms of each such Plan provide that shares allocated to the accounts of participants who do not provide timely voting instructions will be voted by Fidelity in the same proportion as shares are voted on behalf of participants who provide timely voting instructions.

                               VOTING SECURITIES

    The voting securities of the Company are the outstanding shares of its common stock, par value $0.10 per share ("Common Stock"), and its Series A convertible preferred stock, par value $0.10 per share ("Preferred Stock"). As of the close of business on March 21, 2001, 83,625,503 shares of Common Stock were issued and outstanding, each of which is entitled to one vote at the Annual Meeting. As of the close of business on March 21, 2001, 27,605,142 shares of Preferred Stock were issued and outstanding, each of which is entitled to 0.885 votes at the Annual Meeting, with the Preferred Stock being entitled to an aggregate of 24,430,551 votes at the Annual Meeting. The Common Stock and the Preferred Stock will vote as a single class on the matters to be voted on at the Annual Meeting, with an aggregate of 108,056,054 votes being entitled to be cast at the Annual Meeting. Only holders of record of Common Stock and Preferred Stock at the close of business on March 21, 2001 will be entitled to notice of and to vote at the Annual Meeting.

    A majority in voting power of the outstanding shares of Common Stock and Preferred Stock present in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. The directors are elected by a plurality of the votes cast in the election, and ratification of the appointment of auditors and any other matters to be considered at the Annual Meeting must be approved by the affirmative vote of the holders of a majority of the combined voting power of the shares of Common Stock and Preferred Stock present in person or represented by proxy at the Annual Meeting.

    The following table sets forth, as of the date indicated in the applicable
Schedule 13G with respect to each person identified as having filed a
Schedule 13G and as of March 15, 2001 with respect to each current director, nominee for election as a director and current executive officer, the number of outstanding shares of Common Stock and Preferred Stock and percentage of such class as of March 15, 2001 (i) beneficially owned by each person known to the Company to be the beneficial owner of more than five percent of the then outstanding shares of each such class, (ii) beneficially owned, directly or indirectly, by each current director, nominee for election as a director and by each current executive officer of the Company named in the Summary Compensation Table set forth below, and (iii) beneficially owned, directly or indirectly, by all directors and executive officers of the Company as a group.

                                                         SHARES OF                         PERCENTAGE
                                                           CLASS                         OF OUTSTANDING
BENEFICIAL OWNER                                     BENEFICIALLY OWNED                  SHARES IN CLASS
----------------                                     ------------------                  ---------------
COMMON STOCK:

Capital Research and Management Company and
  The Growth Fund of America, Inc.(1)..............        6,240,000                           7.5
333 South Hope Street
Los Angeles, California 90071

Berkshire Hathaway Inc.(2).........................        4,797,048                           5.7
1440 Kiewit Plaza
Omaha, Nebraska 68131

Hank Brown.........................................            8,254(4)                          *
John K. Castle.....................................           22,536                             *
Lawrence R. Codey..................................           19,600(5)                          *
T. J. Dermot Dunphy................................          879,705(4)(5)(6)                  1.1
Charles F. Farrell, Jr.............................           23,000(5)                          *
William V. Hickey..................................          347,467(4)(6)                       *
Shirley A. Jackson.................................            4,200                             *

                                                         SHARES OF                         PERCENTAGE
                                                           CLASS                         OF OUTSTANDING
BENEFICIAL OWNER                                     BENEFICIALLY OWNED                  SHARES IN CLASS
----------------                                     ------------------                  ---------------
Alan H. Miller.....................................          512,280(5)                          *
Robert A. Pesci....................................           97,903(6)                          *
John E. Phipps.....................................           28,186(4)(5)                       *
Daniel S. Van Riper................................           55,291(6)                          *
All directors and executive officers as a group
  (25 persons).....................................        2,513,496(4)(6)(7)(8)               3.0

SERIES A CONVERTIBLE PREFERRED STOCK:

Farallon Capital Management, L.L.C and
  McDonald Capital Investors Inc.(3)...............        2,207,921                           8.0
One Maritime Plaza
San Francisco, California 94111

Hank Brown.........................................            4,287                             *
T. J. Dermot Dunphy................................            4,000                             *
William V. Hickey..................................              136                             *
John E. Phipps.....................................           13,949(9)                          *
All directors and executive officers as a group
  (25 persons).....................................           22,642(7)                          *

------------------------

*   Less than 1%.

(1) The ownership information set forth in the table is based on information contained in a joint statement on Schedule 13G dated February 9, 2001 filed with the Securities and Exchange Commission (the "SEC") by Capital Research and Management Company ("CRMC") and The Growth Fund of America, Inc. ("GFA") with respect to ownership of shares of Common Stock which indicated that CRMC has sole dispositive power with respect to 6,240,000 shares and GFA has sole voting power with respect to 4,180,000 shares. CRMC is a registered investment advisor and is deemed to be the beneficial owner of such shares as a result of acting as investment advisor to various registered investment companies. GFA is a registered investment company, which is advised by CRMC.

(2) The ownership information set forth in the table is based on information contained in a Schedule 13G dated February 13, 2001 filed with the SEC by Mr. Warren E. Buffet, Berkshire Hathaway Inc., OBH, Inc. and National Indemnity Company (collectively, "Berkshire Hathaway") with respect to ownership of shares of Common Stock which indicated that Berkshire Hathaway has shared voting and dispositive power with respect to 4,797,048 shares.

(3) The ownership information set forth in the table is based on information contained in a Schedule 13G dated February 7, 2001 filed with the SEC by Farallon Capital Management, L.L.C., McDonald Capital Investors Inc. and certain other related entities and persons (collectively, "Farallon and McDonald") with respect to ownership of shares of Preferred Stock which indicated that Farallon and McDonald had shared voting and dispositive power with respect to 1,812,101 shares and that McDonald Capital Investors Inc. had sole voting and dispositive power with respect to 395,820 shares.

(4) The number of shares of Common Stock listed for Messrs. Brown, Dunphy, Hickey, and Phipps and for all directors and executive officers as a group includes the right to acquire 3,794; 3,540; 120; 12,345; and 20,038 shares of Common Stock, respectively, upon conversion of shares of Preferred Stock.

(5) The number of shares of Common Stock held by Mr. Dunphy includes 40,200 shares held by him as custodian for a family member and 19,250 shares held by a charitable foundation for which he shares voting and investment power. The number of shares of Common Stock held by Mr. Farrell includes 11,200 shares held in a retirement trust. The number of shares of Common Stock held by Mr. Phipps includes 1,852 shares held by trusts over which he shares voting and investment power and 4,824 shares held in trust for his wife. The number of shares of Common Stock listed for Mr. Codey includes 200 shares held by a family member, for which he disclaims beneficial ownership. The number of shares of Common Stock listed for Mr. Miller includes 4,900 shares held by his wife, for which he has not made an admission of beneficial ownership.

(6) This figure includes approximately 67,665; 13,594; 24,503; 291; and 170,755 shares of Common Stock held in the Company's Profit-Sharing Plan trust fund with respect to which Messrs. Dunphy, Hickey, Pesci, Van Riper and the executive officers of the Company who participate in such Plan as a group, respectively, who may, by virtue of their participation in such Plan, be deemed to be beneficial owners. As of March 15, 2001, approximately 2,246,559 shares of Common Stock were held in the trust fund under such Plan, constituting approximately 2.7% of the outstanding shares of Common Stock.

(7) The number of shares of Common Stock listed for all directors and executive officers as a group includes approximately 1,812 shares held in the trust fund for the Company's Thrift and Tax-Deferred Savings Plan. The number of shares of Preferred Stock listed for all directors and executive officers as a group includes approximately 270 shares of Preferred Stock held in the trust fund for the Company's Thrift and Tax-Deferred Savings Plan. As of March 15, 2001, approximately 507,546 shares of Common Stock and approximately 314,628 shares of Preferred Stock were held in the trust fund for such Plan, constituting approximately 0.6% and 1.1%, respectively, of the outstanding shares of such classes.

(8) This figure includes, without duplication, all of the outstanding shares of Common Stock referred to in notes 4 through 7 above as well as 17,900 shares for which voting and investment power is shared by executive officers of the Company and 3,597 shares held by or for family members of executive officers of the Company who are not named in the above table.

(9) The number of shares of Preferred Stock held by Mr. Phipps includes 8,288 shares of Preferred Stock held by trusts over which he shares voting and investment power and 4,275 shares held in trust for his wife.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and any persons owning ten percent or more of the Company's Common or Preferred Stock to file reports with the SEC to report their beneficial ownership of and transactions in the Company's securities and to furnish the Company with copies of such reports. Based upon a review of such reports filed with the Company, along with written representations from certain executive officers and directors that no such reports were required during 2000, the Company believes that all such reports were timely filed during 2000.

                             ELECTION OF DIRECTORS

    At the Annual Meeting, the stockholders of the Company will elect the entire Board of Directors to serve for the ensuing year and until their successors are elected and qualified. The Board of Directors has designated as nominees for election the eight persons named below, all of whom currently serve as directors of the Company. John E. Phipps, who currently serves as a director, is not standing for re-election to the Board. The Company thanks him for his years of dedicated service as a director.

    Shares of Common Stock or Preferred Stock represented by a duly executed proxy that is received by the Company will be voted in favor of the election as directors of the nominees named below unless otherwise specified in the proxy. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by a duly executed proxy may be voted in favor of such other person as may be determined by the holders of such proxies.

INFORMATION CONCERNING NOMINEES

    The information appearing in the following table sets forth for each nominee as a director his or her business experience for the past five years, the year in which he or she first became a director of the Company or of old Sealed Air (see footnote 1 below), and his or her age as of March 15, 2001.

                                                                                               DIRECTOR
NAME                                                 BUSINESS EXPERIENCE                       SINCE (1)  AGE
----                                                 -------------------                       ---------  ---
Hank Brown....................   President of the University of Northern Colorado since July     1997     61
                                 1998. Formerly Director of the Center for Public Policy at
                                 the University of Denver from January 1997 until July 1998 and a United States Senator from 1991 until January 1997.
                                 Director of Alaris Medical, Inc. and Qwest Communications
                                 International Inc.

John K. Castle................   Chairman and Chief Executive Officer of Castle Harlan, Inc.,    1971     60
                                 a merchant banking firm, and of Branford Castle, Inc., a
                                 holding company. Director of Commemorative Brands, Inc.,
                                 Morton's Restaurant Group, Inc., Statia Terminals
                                 International, N.V. and Universal Compression, Inc.

Lawrence R. Codey.............   Former President of Public Service Electric and Gas Company,    1993     56
                                 a public utility, until his retirement in February 2000.
                                 Director of New Jersey Resources Corporation, The Trust
                                 Company of New Jersey and United Water Resources, Inc.

T. J. Dermot Dunphy...........   Chairman of Kildare Enterprises LLC, a private equity           1969     68
                                 investment and management firm. Chairman of the Board of the
                                 Company from 1998 to November 2000 and of old Sealed Air
                                 from 1996 to 1998. Until his retirement in February 2000,
                                 Chief Executive Officer of the Company since 1998 and of old
                                 Sealed Air previously since 1971. Director of FleetBoston
                                 Financial Corporation and Public Service Enterprise Group
                                 Incorporated.

Charles F. Farrell, Jr........   President of Crystal Creek Associates, LLC, an investment       1971     70
                                 management and business consulting firm.

                                                                                               DIRECTOR
NAME                                                 BUSINESS EXPERIENCE                       SINCE (1)  AGE
----                                                 -------------------                       ---------  ---
William V. Hickey.............   President and Chief Executive Officer of the Company since      1999     56
                                 March 2000. Previously served as President and Chief
                                 Operating Officer of the Company, as President and Chief
                                 Operating Officer of old Sealed Air and as Executive Vice
                                 President of old Sealed Air. Director of Sensient
                                 Technologies Corporation.

Shirley Ann Jackson(2)........   President of Rensselaer Polytechnic Institute since July        1999     54
                                 1999. Formerly Chairman of the U.S. Nuclear Regulatory
                                 Commission ("NRC") from July 1995 until July 1999, and
                                 Commissioner of the NRC from May 1995 to July 1995.
                                 Professor of Physics at Rutgers University from July 1991
                                 until May 1995. Director of FedEx Corporation, Newport News
                                 Shipbuilding, SCI Systems, Inc. and USX Corporation.

Alan H. Miller................   Private investor. Until his retirement in December 1994,        1984     67
                                 President and Chief Executive Officer of Laird, Inc., a
                                 manufacturer of specialty folding cartons and special
                                 commercial printing and a distributor of rigid plastics.
                                 Director of The Laird Group PLC (listed on the London Stock
                                 Exchange).

------------------------

(1) On March 31, 1998, the Company completed a multi-step transaction, one step of which comprised a combination with the former Sealed Air Corporation ("old Sealed Air"). The period of service before that date includes time during which each director served continuously as a director of the Company or of old Sealed Air.

(2) Dr. Jackson also served as a director of old Sealed Air from May 1992 until May 1995.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Company's Board of Directors maintains an Audit Committee, a Nominating Committee, and an Organization and Compensation Committee. The members of such committees are directors who are neither officers nor employees of the Company.

    The principal responsibility of the Audit Committee is to assist the Board of Directors in fulfilling its obligations to the stockholders and the investment community relating to corporate accounting, the reporting practices of the Company and the quality and integrity of the financial reports of the Company. The Audit Committee performs its responsibility by, among other things, making a recommendation to the Board of Directors on the selection of independent auditors to be proposed for stockholder ratification and conferring with the independent auditors and the Company's financial management on the Company's audited annual financial statements, the scope of and procedures for audits and the Company's accounting and financial controls. The current members of the Audit Committee are Dr. Jackson and Messrs. Brown (Chairman), Codey and Farrell. The Audit Committee held three meetings in 2000 (excluding actions by unanimous written consent).

    The principal responsibilities of the Nominating Committee are to review and make recommendations to the Board of Directors concerning the composition of the Board, including recommending candidates to fill vacancies on, or to be elected or re-elected to, the Board. The members of the Nominating Committee are Dr. Jackson and Messrs. Brown and Castle (Chairman). The Nominating Committee will consider director nominees recommended by stockholders of the Company in accordance with the procedures set forth in the Company's By-Laws. A copy of the By-Law provisions relating to nomination of directors may be obtained from the Secretary of the Company, Park 80 East, Saddle Brook, New Jersey 07663-5291. See "Stockholder Proposals for the 2002 Annual Meeting," below. The Nominating Committee was organized in 2001, so no meetings of the Committee were held in 2000.

    The principal responsibilities of the Organization and Compensation Committee are to determine the compensation of the officers of the Company and of the other employees of the Company or any of its subsidiaries with a base annual salary of $150,000 or more, to administer the Company's Contingent Stock Plan and option plans and to authorize the issuance of shares of the Company's Common Stock under the Contingent Stock Plan, to perform the duties and responsibilities of the Board of Directors under the Company's Profit-Sharing Plan (except the authority to determine the amount of the Company's annual contribution to such Plan) and the other tax-qualified retirement plans sponsored by the Company, to administer the Company's Performance-Based Compensation Program, and to consider and advise the Board of Directors from time to time with respect to the organization and structure of the management of the Company. The members of the Organization and Compensation Committee are Messrs. Castle, Miller (Chairman) and Phipps. The Organization and Compensation Committee held five meetings in 2000 (excluding actions by unanimous written consent).

    During 2000, the Board of Directors held six meetings (excluding actions by unanimous written consent). Each current member of the Board of Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and of the committees of such Board on which he or she served during 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of the Organization and Compensation Committee has been an officer or employee of the Company or any of its subsidiaries. Until the end of 1983, Mr. Miller was the President of Cellu-Products Company, a corporation that old Sealed Air acquired in October 1983.

    Mr. Dunphy is a member of the Organization and Compensation Committee of the Board of Directors of Public Service Enterprise Group Incorporated, the parent company of Public Service Electric and Gas Company. Such committee administers the compensation program for executive officers of Public Service Electric and Gas Company. Mr. Codey was the President of Public Service Electric and Gas Company until his retirement in February 2000.

                            DIRECTORS' COMPENSATION

    Each member of the Board of Directors who is neither an officer nor an employee of the Company (each a "Non-Employee Director") and who is elected or continues in office at each annual meeting of stockholders receives an annual retainer fee for serving as a director. Such retainers are paid in the form of annual grants of 1,200 shares of the Company's Common Stock to each eligible director under the Restricted Stock Plan for Non-Employee Directors (the "Directors Stock Plan"). The Directors Stock Plan also provides for interim grants of Common Stock, on a pro-rata basis, to any Non-Employee Director who is elected at any time other than an annual meeting. During 2000, each director except Mr. Hickey received an annual grant of 1,200 shares of Common Stock, with all shares issued for a purchase price of $1.00 per share.

    Shares of Common Stock issued under the Directors Stock Plan may not be sold, transferred or encumbered while the director serves on the Board of Directors, except that Non-Employee Directors may make gifts of shares issued under the Directors Stock Plan to certain family members or to trusts or other forms of indirect ownership so long as the Non-Employee Director would be deemed a beneficial owner of the shares with a direct or indirect pecuniary interest in the shares and would retain voting and investment control over the shares while the Non-Employee Director remains a director of the Company. During this period, the director is entitled to receive any dividends or other distributions in respect of such shares and has voting rights in respect of such shares. The restrictions on the disposition of shares issued pursuant to the Directors Stock Plan terminate upon the occurrence of any of certain events related to a change of control of the Company that are specified in the Directors Stock Plan.

    In the first quarter of 2001, the Board of Directors approved a cash retainer in the amount of $10,000 per year in addition to the grants under the Directors Stock Plan described above. In addition, each member of the Audit Committee, the Nominating Committee and the Organization and Compensation Committee receives a retainer fee of $2,000 per year for serving as a member of such committee. The chairman of each such committee receives an additional retainer fee of $2,000 per year for serving as such. Each Non-Employee Director also receives a fee of $1,000 for each Board or committee meeting attended.
Mr. Dunphy received cash fees of $180,000 for serving as Chairman of the Board of the Company for part of 2000, which fees were in lieu of all other cash fees paid to Non-Employee Directors during the time he served as Chairman. All directors are entitled to reimbursement for expenses incurred in attending Board or committee meetings.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                         ANNUAL COMPENSATION (1)                   COMPENSATION
                              ---------------------------------------------   -----------------------
                                                                                AWARDS      PAYOUTS
                                                                              ----------   ----------
                                                                  OTHER       RESTRICTED                 ALL OTHER
          NAME AND                                                ANNUAL        STOCK         LTIP      COMPENSATION
     PRINCIPAL POSITION         YEAR      SALARY     BONUS     COMPENSATION   AWARDS(2)    PAYOUTS(3)       (4)
----------------------------  --------   --------   --------   ------------   ----------   ----------   ------------
William V. Hickey...........    2000     $387,500   $320,000      $3,600      $        0     $     0       $18,400
  President and Chief           1999      325,000    325,000       3,600       1,610,625           0        22,300
  Executive Officer             1998      306,250          0       3,600       2,575,000           0        20,700

Robert A. Pesci.............    2000      228,333     85,500       3,600       1,181,250           0        14,629
  Senior Vice President         1999      218,333     90,000       3,600               0           0        19,114
                                1998      204,167     82,000       3,600         643,750           0        20,100

Daniel S. Van Riper.........    2000      223,333     72,000       3,600               0           0        15,450
  Senior Vice President and     1999      213,333     75,000       2,400       1,556,250           0        19,701
  Chief Financial Officer       1998      102,500     75,000           0         873,438           0         8,200

T. J. Dermot Dunphy(5)......    2000       80,000          0       2,400       2,981,250           0        15,450
  Former Chairman of the        1999      480,000    480,000       3,600               0           0        28,700
  Board and Chief Executive     1998      450,000          0       3,600       5,150,000           0        27,100
  Officer

Leonard R. Byrne(6).........    2000      283,333    121,500       3,600               0           0        32,082
  Former Senior Vice            1999      261,500    125,000       1,800         729,000           0        34,208
  President                     1998      214,500    178,300           0         740,313     498,259        37,987

Bruce A. Cruikshank(7)......    2000      228,333     81,000       3,600               0           0        18,350
  Former Senior Vice            1999      218,333     85,000       3,600               0           0        22,100
  President                     1998      204,167     85,000       3,600         643,750           0        20,500

------------------------

(1) Perquisites, other personal benefits, securities and property paid or accrued during each year not otherwise reported did not exceed for any named executive officer the lesser of $50,000 or 10% of the annual compensation reported in the Summary Compensation Table for that individual. Mr. Dunphy also received cash fees of $180,000 for serving as Chairman of the Board during part of 2000 (see "Directors' Compensation" above), which are not included in the above table.

(2) Represents the fair market value on the date of an award of Common Stock made under the Company's Contingent Stock Plan after deducting the purchase price of the shares covered by such award except, in the case of Mr. Dunphy, represents the fair market value on the date of grant of shares granted to him in 2000 under a consulting agreement described in footnote 5 below. The total number of unvested shares held by each of the named executive officers as of December 31, 2000 is set forth in the following table, and the fair market values of such unvested shares as of such date are as follows: Mr. Hickey--$3,738,700, Mr. Pesci--$1,067,500, Mr. Van Riper--$1,677,500, Mr. Dunphy--$4,270,000, Mr. Byrne--$762,500 and
    Mr. Cruikshank--$305,000. As of such date, such awards, all of which were granted with an original vesting period of three years, which has been extended in certain cases, vest as follows:

                                                        2001       2002       2003
                                                      --------   --------   --------
    William V. Hickey...............................   92,500     30,000          0
    Robert A. Pesci.................................   10,000          0     25,000
    Daniel S. Van Riper.............................   25,000     30,000          0
    T. J. Dermot Dunphy.............................   80,000          0     60,000
    Leonard R. Byrne................................   11,500     13,500          0
    Bruce A. Cruikshank.............................   10,000          0          0

   During the vesting period, recipients of awards are entitled to receive any dividends or other distributions with respect to the unvested shares they hold.

(3) The amount in this column represents an award under a Long-Term Incentive Program that the Company discontinued effective March 31, 1998.

(4) The amounts in this column for 2000 include, for each of the named executive officers, company contributions to the Company's Profit-Sharing Plan in the amount of $10,200 per person and Company matching contributions under Company's Thrift and Tax-Deferred Savings Plan in the amount of $5,250 for Messrs. Cruikshank, Van Riper, and Dunphy, $5,100 for Mr. Hickey, $4,429 for Mr. Pesci and $3,000 for Mr. Byrne. In addition, for Messrs. Hickey and Cruikshank, the 2000 amounts include premiums of $3,100 and $2,900, respectively, paid by the Company for supplemental universal life insurance policies owned by such persons. For Mr. Byrne, the amount includes $18,882 representing above-market earnings during 2000 on compensation deferred before March 31, 1998.

(5) Mr. Dunphy retired as Chief Executive Officer at the end of February 2000 and retired as Chairman of the Board at the end of November 2000.
    Mr. Dunphy entered into a three-year consulting agreement with the Company dated February 29, 2000 pursuant to which he is providing consulting services to the Company following his retirement as Chief Executive Officer of the Company. In consideration for such services the Company transferred to Mr. Dunphy 60,000 shares of Common Stock, subject to forfeiture to the Company under certain conditions. The Organization and Compensation Committee also waived the exercise of its repurchase options applicable to awards made under the Contingent Stock Plan in 1998 and under old Sealed Air's contingent stock plan in 1997 on the condition that such option remained exercisable as to each award during the remainder of its option period if Mr. Dunphy's service as a consultant to and a director of the Company should cease other than as a result of his death or permanent and total disability.

(6) Mr. Byrne retired as Senior Vice President at the end of December 2000 and will retire as an employee on June 30, 2001. Mr. Byrne entered into an agreement with the Company dated December 13, 2000 regarding his retirement under which Mr. Byrne will receive severance pay at his current salary level through September 27, 2002. The Organization and Compensation Committee also waived the exercise of its repurchase options applicable to awards made to Mr. Byrne under the Contingent Stock Plan in 1999 on the condition that such options remain exercisable if Mr. Byrne were to breach certain obligations to the Company.

(7) Mr. Cruikshank retired as Senior Vice President at the end of February 2001.

    STOCK OPTIONS. Before March 31, 1998, Mr. Byrne participated in stock incentive plans maintained by the Company. As of March 31, 1998, the Company terminated these plans except with respect to outstanding options then held by certain employees, including Mr. Byrne. Under the terms of those plans, options were granted at an exercise price equal to the fair market value of the common stock covered by the options on the date of grant and became exercisable in three approximately equal annual installments beginning one year after the date of grant with terms of up to ten years and one month. Mr. Byrne did not exercise any stock options during 2000. Mr. Byrne held options covering 6,633 shares of Common Stock at

December 31, 2000, all of which were then exercisable. No unexercised options held by Mr. Byrne at December 31, 2000 were "in-the-money"; in other words, the market price of all such options was less than the purchase price of such options.

REPORT OF THE COMPANY'S ORGANIZATION AND COMPENSATION COMMITTEE
  ON EXECUTIVE COMPENSATION

    The following report of the Company's Organization and Compensation Committee sets forth information about the Company's executive compensation program and the 2000 compensation of the executive officers of the Company named above in the Summary Compensation Table.

COMPENSATION PHILOSOPHY

    The Company's executive compensation program consists of salaries, annual bonuses tied to performance, and awards under the Company's Contingent Stock Plan. The Company's executive compensation philosophy is to provide compensation at a level that will permit it to retain its existing executives and to attract new executives with the skills and attributes needed by the Company. In reaching its decisions, the Committee is guided by its own judgment and those sources of information (including compensation surveys) that the Committee considers reliable.

    This program is designed to provide appropriate incentives toward achieving the Company's annual and long-term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit the Company and its stockholders and to create an identity of interests between the Company's executives and its stockholders, as well as to attract, retain and motivate key executives.

SALARIES AND ANNUAL BONUSES

    The Committee is responsible for setting the compensation of the Company's executive officers, including the executive officers listed in the Summary Compensation Table and other employees of the Company or any of its subsidiaries with base salaries of $150,000 or more. The Committee conducts an annual compensation review during the first quarter of the year. The Chief Executive Officer of the Company submits salary and bonus recommendations to the Committee for the other executive officers and employees whose compensation is set by the Committee. Following a review of those recommendations, the Committee approves cash bonuses for the prior year and salary rates and cash bonus objectives for the current year for the other executive officers and employees with such modifications to the Chief Executive Officer's recommendations as the Committee considers appropriate. Also, the Committee may adjust salaries for specific executive officers or employees at other times during the year when there are significant changes in the responsibility of such officers or employees.

    The Committee bases its decisions on adjustments to salary and cash bonus objectives principally on the responsibilities of the particular executive and on the Committee's evaluation of the market demand for executives of the capability and experience employed by the Company in relation to the total compensation paid to the particular executive. The Committee sets annual cash bonus objectives at a level that links a substantial portion of each individual's annual cash compensation to attaining the performance objectives discussed below in order to provide appropriate incentives to attaining such objectives.

    Cash bonuses are determined based upon the attainment of corporate and individual performance objectives for the year in question. The Committee generally places greater emphasis on financial performance than on other personal performance objectives. The principal measure of corporate performance used to establish annual cash bonuses is the extent to which the Company achieved its business plan for the year in question. Such business plan is developed by management and approved by the Board of Directors before the beginning of such year. The Committee does not rely exclusively on any single measure of financial performance to measure achievement of the Company's business plan. However, the greatest weight is given to the achievement of budgeted targets for net sales, operating profit, net earnings, and measures of expense control, balance sheet management and cash flow as measured by earnings before interest, taxes, depreciation and amortization (commonly called "EBITDA"). The Company does not make its business plans public. Accordingly, the specific financial targets upon which annual cash bonus objectives are based are not publicly available. Executives other than the Chief Executive Officer are also evaluated based upon their attainment of individual management objectives within their particular areas of responsibility.

    During the first quarter of 2000, the Organization and Compensation Committee conducted a compensation review for the executive officers of the Company named in the Summary Compensation Table other than Mr. Dunphy, who retired as the Company's Chief Executive Officer at the end of February 2000, and Mr. Hickey, who succeeded Mr. Dunphy as Chief Executive Officer, in connection with which Messrs. Dunphy and Hickey submitted recommendations to that Committee for 1999 cash bonuses, 2000 salary adjustments and 2000 cash bonus objectives. The Committee approved such recommendations with such modifications as the Committee deemed appropriate, none of which was material. Salary increases in 2000 for the executive officers named in the Summary Compensation Table (other than Messrs. Dunphy and Hickey, who are discussed below) ranged from 3.6% to 4.7%. These salary increases were based primarily upon the factors discussed above.

    Cash bonuses for 2000 for Messrs. Byrne, Cruikshank, Pesci and Van Riper were determined by the Committee during the first quarter of 2001. These bonuses reflected the Committee's evaluation of each officer's degree of attainment of his individual performance goals for 2000. These bonuses also reflect the fact that the Company did not achieve its principal financial objectives during 2000. The Committee also approved 2001 salary adjustments and cash bonus objectives for Messrs. Cruikshank, Pesci and Van Riper during the first quarter of 2001. Mr. Byrne retired as an officer of the Company at the end of 2000, although he will remain an employee until mid-2001, and no adjustments were made to his compensation in 2001.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The Organization and Compensation Committee evaluates the performance of the Chief Executive Officer, reviews its evaluation with him, and based on that evaluation and review decides his compensation and performance and bonus objectives. As noted above, Mr. Dunphy retired as Chief Executive Officer at the end of February 2000 and was succeeded by Mr. Hickey, who had previously served as President and Chief Operating Officer of the Company. Mr. Hickey and the Organization and Compensation Committee believe that the Chief Executive Officer's cash compensation should be weighted somewhat toward annual incentive compensation in the form of cash bonuses rather than salary but that, on an overall basis, his compensation should be weighted more heavily toward long-term incentive compensation derived from equity ownership in the Company through its Contingent Stock Plan. During the first quarter of 2000, Mr. Hickey's annual base salary was increased to $400,000 to reflect his transition to the position of Chief Executive Officer. Also the Organization and Compensation Committee established a 2000 cash bonus objective for Mr. Hickey, which was subject to achievement of pre-established performance goals for 2000 set by the Committee under the Company's Performance-Based Compensation Program, described below under "Compliance with Section 162(m) of the Internal Revenue Code."

    During the first quarter of 2001, the Organization and Compensation Committee certified achievement of certain of the pre-established performance goals for 2000. Although the Committee gave a high rating to Mr. Hickey's ability and energy in assuming the leadership role in the business during 2000, since the Company did not achieve all of the pre-established goals for 2000, the Committee set Mr. Hickey's cash bonus for 2000 at $320,000, which was less than the maximum cash bonus he could have received for 2000 under the Performance-Based Compensation Program and less than the cash bonus he received for 1999. The Committee also established a 2001 cash bonus objective for Mr. Hickey, which is subject to achievement of pre-established performance goals for 2001 under the Performance-Based Compensation Program. In view of the Company's performance in 2000, the Committee made no change in Mr. Hickey's base salary in 2001.

CONTINGENT STOCK PLAN

    The Company's Contingent Stock Plan is intended to provide an effective method of motivating performance of key employees, including executive officers of the Company, and of creating an identity of interests in participating employees with the interests of the stockholders. The Plan provides for the award of shares of Common Stock to such key employees of the Company or any of its subsidiaries as the Committee determines to be eligible for awards. The Company makes awards of its Common Stock under its Contingent Stock Plan as long-term incentive compensation to its executives and other key employees when the Committee feels such awards are appropriate. It is expected that recipients of awards will retain a substantial portion of the shares awarded to them to foster an identity of interests with the stockholders of the Company.

    Shares of Common Stock issued under this Plan are subject to an option in favor of the Company for three years after they are awarded, or such other period as may be determined by the Committee, to repurchase the shares upon payment of an amount equal to the price at which such shares were issued, which has always been $1.00 per share. This option is exercisable by the Company only upon the termination of an employee's employment during such period other than as a result of death or total disability. Such option terminates upon the occurrence of any of certain events related to change of control of the Company specified in the Plan. Shares of Common Stock issued pursuant to this Plan may not be sold, transferred or encumbered by the employee while the Company's option to repurchase the shares remains in effect.

    Awards are made under the Contingent Stock Plan both to reward short-term performance with equity-based compensation and to motivate the recipient's long-term performance. The Organization and Compensation Committee does not follow the practice of making annual or other periodic awards to individuals who are determined to be eligible to participate in the Plan. However, the Organization and Compensation Committee regularly reviews the stock ownership of key employees and, when it deems it appropriate, makes awards under the Plan to reflect the contributions of those individuals to specific Company achievements and to provide motivation toward the achievement of additional strategic objectives.

    During 2000, of the executive officers named in the Summary Compensation Table, only Mr. Pesci received an award under the Contingent Stock Plan. Such award was made principally to motivate Mr. Pesci to superior performance in light of a significant increase in his responsibilities.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE

    In light of gradually increasing compensation levels with a fixed
$1 million limit on deductible compensation under Section 162(m), in early 2000, the Company adopted a Performance-Based Compensation Program, which the Company's stockholders approved at the 2000 Annual Meeting. The Program permits the Organization and Compensation Committee to make awards under the Company's Contingent Stock Plan and to approve cash bonuses under the Company's cash bonus arrangements that are subject to the attainment of pre-established objective performance goals that meet the requirements of Section 162(m) and are thus fully deductible even if compensation exceeds the $1 million limit.

    During the first quarter of 2000, the Committee approved pre-established performance goals based upon calendar year 2000 performance for stock awards under the Contingent Stock Plan for Messrs. Hickey, Byrne, Cruikshank, Pesci and Van Riper and for Mr. Hickey's 2000 cash bonus. Such goals are confidential, but were based on certain of the criteria specified in the Program, which include growth in net sales, operating profit, net earnings, measures of cash flow, measures of expense control, earnings before interest and taxes (commonly called "EBIT"), EBITDA, earnings per share, successful completion of strategic acquisitions, joint ventures or other transactions, or any combination of the foregoing goals.

    During the first quarter of 2001, the Committee certified achievement of certain of the goals that had been established for calendar year 2000, thereby permitting Mr. Hickey's cash bonus of $320,000 for 2000 to be fully deductible by the Company even if Mr. Hickey's 2001 compensation exceeds the $1 million limit of Section 162(m). Also, the Committee will be permitted to make fully tax-deductible stock awards under the Contingent Stock Plan during 2001 to the five executives mentioned in the previous paragraph up to the limit set in the pre-established goals and certified by the Committee as having been achieved. During the first quarter of 2001, the Committee approved pre-established goals under the Performance-Based Compensation Program based on calendar year 2001 performance for stock awards to be made in 2002 under the Contingent Stock Plan to Messrs. Hickey, Cruikshank, Pesci and Van Riper and for Mr. Hickey's 2001 cash bonus.

    The Organization and Compensation Committee's policy is to structure executive compensation to be deductible without limitation where doing so would further the purposes of the Company's executive compensation program. Thus, both before and after the adoption of the Program, the Organization and Compensation Committee has authorized extensions of vesting dates for awards under the Company's Contingent Stock Plan to certain of the Company's executive officers that were not made under the Program. During 2000, non-deductible compensation under Section 162(m) was minimal.

    However, the Organization and Compensation Committee believes that compensation of its executive officers cannot always be based upon fixed formulas and that the prudent use of discretion in determining compensation will generally be in the best interests of the Company and its stockholders. Accordingly, the Organization and Compensation Committee in the exercise of such discretion may from time to time approve executive compensation that may not be fully deductible.

STOCK PERFORMANCE

    While the Organization and Compensation Committee takes note of the performance of the Company's Common Stock in its compensation decisions, it does not consider such performance to be a principal determinant in making such decisions, since total return to stockholders as reflected in the performance of the Company's stock price is subject to factors, including factors affecting the securities markets generally, that are unrelated to the Company's performance.

    Since management compensation is based upon factors relating to the Company's growth and profitability and the contributions of each of its executives to the achievement of the Company's objectives, the Organization and Compensation Committee believes that appropriate incentives are provided to align management's interests with the long-term growth and development of the Company and the interests of its stockholders. The Organization and Compensation Committee also believes that there are many ways in which its executive officers and other executives contribute to building a successful company. While the results of those efforts should eventually appear in the financial statements or be reflected in the Company's stock price, many long-term strategic decisions made in pursuing the Company's growth and development may have little visible impact in the short term.

    Organization and Compensation Committee

    Alan H. Miller, Chairman
    John K. Castle
    John E. Phipps

                      COMMON STOCK PERFORMANCE COMPARISONS

    The following graph shows, for the five years ended December 31, 2000, the cumulative total return on an investment of $100 assumed to have been made on December 31, 1995 in old Sealed Air's common stock (trading symbol: SEE), after giving effect to the conversion of each share of old Sealed Air's common stock into one share of the Company's Common Stock on March 31, 1998. The graph compares such return with that of comparable investments assumed to have been made on such date in (a) the Standard & Poor's 500 Stock Index, and (b) the manufacturing (specialized) segment of such index, the published Standard & Poor's market segment in which the Company is included.

    Total return for each assumed investment assumes the reinvestment of all dividends on December 31 of the year in which such dividends were paid. No cash dividends have been paid on the common stock of old Sealed Air or the Company during this five-year period.

    The Company's Common Stock and Preferred Stock are listed on the New York Stock Exchange (trading symbols: SEE and SEE PrA, respectively).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        DECEMBER 31          1995  1996  1997  1998  1999  2000
Sealed Air (SEE)             $100  $149  $221  $182  $185  $109
Composite S&P 500            $100  $123  $163  $210  $253  $230
Manufacturing (Specialized)  $100  $112  $137  $126  $160  $136

                             SELECTION OF AUDITORS

    The Company, after authorization by the Board of Directors, has engaged KPMG LLP ("KPMG") as its independent accountants to examine and report on the Company's financial statements for the fiscal year ending December 31, 2001, subject to ratification of such engagement by the stockholders at the Annual Meeting. KPMG has acted as the auditors for the Company since 1998 and previously for old Sealed Air since 1963 and is considered well qualified. Proxies received in response to this solicitation will, in the absence of contrary specification, be voted in favor of ratification of such appointment.

    A representative of KPMG is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                     PRINCIPAL INDEPENDENT ACCOUNTANT FEES

    The following table sets forth the aggregate fees billed to the Company by KPMG for professional services rendered for the fiscal year ending December 31, 2000:

Audit Fees..................................................  $2,645,000
Financial Information System Design and Implementation
  Fees......................................................           0
All Other Fees..............................................   4,275,000(1)
                                                              ----------
Aggregate Fees..............................................  $6,920,000

------------------------

(1) Includes fees for special tax projects; global tax compliance, principally tax return preparation and review; international expatriate tax compliance; business acquisition due diligence; benefit plan audits; and other services.

                    REPORT OF THE COMPANY'S AUDIT COMMITTEE

    The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's financial reporting process and internal controls. The Audit Committee is composed of four directors, each of whom is independent as defined by New York Stock Exchange listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Annex A.

    Management is responsible for the Company's internal controls and financial reporting processes. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2000 audited consolidated financial statements. The Audit Committee discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence. The Audit Committee also considered whether the independent accountants' provision of non-audit services was compatible with maintaining that firm's independence.

    Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

    Audit Committee

    Hank Brown, Chairman       Charles F. Farrell, Jr.
    Lawrence R. Codey          Dr. Shirley A. Jackson

               STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

    In order for stockholder proposals for the 2002 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in Saddle Brook, New Jersey, directed to the attention of the Secretary, no later than December 4, 2001. The Company's By-Laws set forth certain procedures stockholders must follow in order to nominate a director or present any other business at an Annual Meeting of Stockholders, other than proposals included in the Company's Proxy Statement. In addition to any other applicable requirements, for business to be properly brought before the 2002 Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form including all required information to the Secretary of the Company. To be timely, a stockholder's notice to the Secretary must be received at the principal office of the Company between December 5, 2001 and February 18, 2002, provided that, if the 2002 Annual Meeting is called for a date that is not within 30 days before or after May 18, 2002, then such notice by the stockholder must be so received a reasonable time before the Company mails its proxy statement for the 2002 Annual Meeting. A copy of the By-Law provisions relating to advance notice of business to be transacted at annual meetings may be obtained from the Secretary of the Company.

                                 OTHER MATTERS

    The expenses of preparing, printing and mailing this notice of meeting and proxy material, making them available over the Internet, and all other expenses of soliciting proxies will be borne by the Company. Corporate Investor Communications, Inc., Carlstadt, New Jersey ("CIC"), will solicit proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock or Preferred Stock held of record by such persons. The Company will pay CIC a fee of $13,500 covering its services and will reimburse CIC for payments made to brokers and other nominees for their expenses in forwarding soliciting material. In addition, directors, officers and employees of the Company, who will receive no compensation in addition to their regular salary, if any, may solicit proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission.

    The Company does not know of any matters to be presented at the meeting other than those set forth in this Proxy Statement. However, if any other matters come before the meeting, it is intended that the holders of the proxies may use their discretion in voting thereon.

                                            By Order of the Board of Directors
                                                    H. KATHERINE WHITE
                                                        SECRETARY

Saddle Brook, New Jersey
April 3, 2001

                                                                         ANNEX A

                             SEALED AIR CORPORATION
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

    There shall be a committee of the Board of Directors to be known as the "Audit Committee." The Audit Committee shall be composed of not less than three directors who are independent of the management of the Corporation, are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member, and meet all applicable requirements of the New York Stock Exchange. A Chairman shall be named annually by the Board of Directors.

STATEMENT OF POLICY

    The Audit Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, the Audit Committee shall maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Corporation.

    The independent auditors for the Corporation are ultimately accountable to the Board of Directors and the Audit Committee. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and nominate the independent auditors to be proposed for shareholder ratification at the annual meeting.

    The Audit Committee is responsible for ensuring that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent auditors and the Corporation. The Audit Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board of Directors take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

RESPONSIBILITIES

    In carrying out its responsibilities to the directors and shareholders, the Audit Committee will consider the effects of changing circumstances with the objective to maintain corporate accounting and reporting practices consistent with requirements and of high quality.

    In carrying out these responsibilities, the Audit Committee will:

    - Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Corporation and its divisions and subsidiaries, subject to ratification by the shareholders. Such review will, among other matters, consider the nature and extent of information technology and other non-audit services provided by the independent auditors during the prior year, the nature and total estimated amount of expenditures for such services in the current year and whether the provision of such services is compatible with the independent auditors' independence.

    - Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors. With respect to the audit scope and procedures to be utilized, the Audit Committee may, as an alternative to meeting, receive from management or the independent auditors a written summary of information regarding the independent auditors' planned audit scope and procedures, among other information, pertaining to the annual audit and limited reviews of quarterly financial information.

    - At the conclusion of the audit, review with management and the independent auditors any significant changes in the independent auditors' audit scope and procedures, and the reasons therefor.

    - Review with the independent auditors and management the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable including controls that assist with compliance with the Corporation's code of conduct.

    - Review and discuss the audited annual financial statements with management. Receive the written disclosures from the independent auditors required by ISB Standard No. 1 and discuss with the auditors the auditors' independence and matters required to be discussed by Statement on Auditing Standards No. 61 relating to the audit and financial statements. Determine, based on the review and discussions referred to above, whether to recommend to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for filing with the SEC.

    - Review the internal audit function of the Corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

    - Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan. Consider internal control implications of the findings and management's responses to such findings.

    - To the extent practicable and appropriate, through the full Audit Committee or its designee, discuss with management and the independent auditor the quarterly limited financial information to be filed with the SEC on Form 10-Q.

    - Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

    - Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

    - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside advisors for this purpose if, in its judgment, that is appropriate.

    - Review and update the committee's charter annually.

    While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Corporation's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

                DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS
                             SADDLE BROOK MARRIOTT
                          GARDEN STATE PARKWAY AT I-80
                      SADDLE BROOK, NEW JERSEY 07663-5894
                                 (201) 843-9500

         LOCATION: Located at the intersection of the Garden State Parkway and Interstate 80, just 10 miles west of New York City, in an area served by Newark, LaGuardia and JFK International airports.

         FROM NEWARK INTERNATIONAL AIRPORT: Travel west five miles on Route 24/78 to the Garden State Parkway North. Travel 17 miles to Exit 159. Get off at exit, and bear right.

         FROM ALBANY AND NORTH: N.Y. Thruway to Garden State Parkway South to Exit 159. Follow signs toward I-80, but take turn-off marked Saddle Brook. Bear right on Molnar, right turn on Midland, make "jughandle" left turn to Pehle Ave.

         GEORGE WASHINGTON BRIDGE: FROM NEW YORK: I-80 West to Exit 62, Garden State Parkway--Saddle Brook. Follow sign toward Garden State Parkway North and then take Saddle Brook/Midland Avenue exit. Come around off ramp, bear right. Hotel is on left.

         I-80 EAST: Exit 62--Garden State Parkway--Saddle Brook (from local lanes only). Follow Saddle Brook/ Midland Ave. signs to Marriott Hotel.

         I-80 WEST: (local or express) Exit 62, Garden State
         Parkway--Saddle Brook. Follow sign toward Garden State Parkway North and then take Saddle Brook/Midland Avenue exit. Come around off ramp, bear right. Hotel is on left.

         LINCOLN TUNNEL: Rte. 3 West, Garden State Parkway North, Exit
         159. Get off at exit, and bear right.

         NEW JERSEY TURNPIKE (I-95): North or South pick-up I-80 West to Exit 62 (see above).

                                     [LOGO]

              SEALED AIR CORPORATION PROXY/VOTING INSTRUCTION CARD
                    FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                 The undersigned hereby appoints William V. Hickey, Daniel S. Van Riper and H. Katherine White, or a majority of them as shall act (or if only one shall act, then that one) (the "Proxy Committee"), proxies with power of substitution to act and vote at the Annual Meeting of Stockholders of Sealed Air Corporation (the "2001 Annual Meeting") to be held at 10:00 a.m. local time on May 18, 2001 at the Saddle Brook Marriott, Garden State Parkway at I-80, Saddle Brook, New Jersey 07663-5894 and at any adjournments thereof. The Proxy Committee is directed to vote as indicated on the reverse side and in their discretion upon any other matters that may properly come before the 2001 Annual Meeting. If the undersigned is a participant in Sealed Air Corporation's Profit-Sharing Plan or its Thrift and Tax-Deferred Savings Plan and has stock of Sealed Air Corporation allocated to his or her account, then the undersigned instructs the trustee of such plan to vote such shares of stock, in person or by proxy, in accordance with the instructions on the reverse side at the 2001 Annual Meeting and any adjournments thereof and in its discretion upon any other matters that may properly come before the 2001 Annual Meeting. The terms of each plan provide that shares for which no voting instructions are received will be voted in the same proportion as shares are voted for participants who provide voting instructions.

          P

          R

          O

          X

          Y

                 Election of Directors,
                 Nominees:

                 01. Hank Brown

                 02. John K. Castle

                 03. Lawrence R. Codey

                 04. T. J. Dermot Dunphy

                 05. Charles F. Farrell, Jr.

                 06. William V. Hickey

                 07. Shirley Ann Jackson

                 08. Alan H. Miller


                    Comments:


-----------------------------------------------------


-----------------------------------------------------


-----------------------------------------------------


-----------------------------------------------------


                 PLEASE MARK, DATE AND SIGN YOUR PROXY ON THE
REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE. NO POSTAGE IS
REQUIRED. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU
SIGN AND RETURN THIS CARD (OR UNLESS YOU VOTE PROPERLY VIA THE
INTERNET OR TELEPHONE). THIS PROXY WILL BE VOTED AS INDICATED ON THE
REVERSE SIDE.

                              SEE REVERSE SIDE

                              Fold and Detach Here

 Please mark your votes as in this example.

                  X                                             2905

            The Board of Directors recommends a vote for election of all Directors and for Proposal 2. If no choice is specified, this proxy when properly signed and returned will be voted FOR election of all Directors and FOR Proposal 2. Please date and sign and return this proxy promptly.


             1. Election of Directors.       FOR WITHHELD

                (See reverse)

                For, except withheld from the following nominee(s):

                __________________________________________________


             2. Ratification of the appointment of KPMG LLP as the independent auditors for the year ending December 31, 2001.

                FOR   AGAINST  ABSTAIN

             3. In accordance with the Proxy Committee's discretion, upon such other matters as may properly come before the meeting.



             Please mark this box if you plan to attend the Annual Meeting.

             The signer hereby revokes all proxies previously given by the signer to vote at the 2001 Annual Meeting and any adjournments and acknowledges receipt of Sealed Air Corporation's Proxy Statement for the 2001 Annual Meeting.


             SIGNATURE (S)__________________________

             DATE         __________________________

             NOTE: Please sign exactly as name appears above. When signing on behalf of a corporation, estate, trust or other stockholder, please give its full name and state your full title or capacity or otherwise indicate that you are authorized to sign.

Fold and Detach Here

             If voting via the Internet or telephone, please see instructions below.

             You can vote your shares via the Internet or telephone.

             Sealed Air Corporation

             Dear Stockholder,

             We encourage you to take advantage of two convenient ways to vote your shares. You may vote your shares via the Internet or telephone twenty-four hours a day, seven days a week. This eliminates the need to return the proxy card.

             To Vote via the Internet:

             1. Go to the following website: http://www.eproxyvote.com/see. You may vote 24 hours a day through May 17, 2001, 11:59 p.m. local time in New Jersey.

             2. Enter your Control Number, which is located in the box above.

             3. Follow the on-line instructions on your computer screen.

             To Vote by Telephone:

             1. If you have a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683). This is a toll-free number. You may call 24 hours a day through May 17, 2001, 11:59 p.m. local time in New Jersey. Outside of the U.S. and Canada call 1-201-536-8073.

             2. Enter your Control Number, which is located in the box above.

             3. To vote as the Board of Directors recommends on ALL proposals, press 1. If you wish to vote on each proposal separately, press 2 and follow the recorded instructions.

             4. Following voting, also confirm if you plan to attend the meeting in Saddle Brook, New Jersey.

             Your vote on all proposals will be repeated and you will have an opportunity to confirm it.

             Your Internet or telephone vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

             If you vote via the Internet or telephone, you do not need to mail back your proxy card.

                  Your vote is important. Thank you for voting.